Exhibit 99.1

Intelligent Bio Solutions Announces Preliminary Unaudited Fiscal 2025 First Quarter Revenue Results

Unaudited quarterly revenue increased 10% year-on-year and 20% quarter-on-quarter

Higher-margin, recurring cartridge revenue expected to surpass reader revenue as primary driver

Expanded distribution network in Saudi Arabia

NEW YORK, October 29, 2024 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced preliminary unaudited revenue results for the fiscal first quarter ended September 30, 2024.

The Company expects unaudited revenue of approximately $0.87 million for the three months ended September 30, 2024, representing an increase of 10% year-on-year and 20% quarter-on-quarter.

The Company’s efforts to maximize recurring revenue from the sale of cartridges used in its Intelligent Fingerprinting Drug Screening System are expected to result in cartridges surpassing readers as the primary revenue driver in the future. Cartridges represent a key source of recurring revenue for the business and carry a higher profit margin than readers. As this trend continues, INBS anticipates an increase in gross profit margins, contributing to long-term financial stability and growth.

The Company’s Intelligent Fingerprinting Drug Screening System, which consists of a proprietary portable platform that analyzes fingerprint sweat using single-use cartridges and a portable handheld reader, is designed as a hygienic and cost-effective system that screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis.

“While we are pleased with another quarter of year-on-year and sequential revenue growth, it is important to note that now, with our readers in the market and over 400 active customer accounts, we are beginning to yield the benefits of higher-margin, recurring revenue from the sale of cartridges. This shift shows a growing confidence in the dependability and quality of our products amongst our strong and growing customer base,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “Customer loyalty and advocacy of our products is driving a steady recurring revenue stream and boosting our profit margins.”

Throughout the first fiscal quarter, the Company concentrated on strategic geographical expansion, with global sales expected to increase by 15% year-on-year. The Company grew its distributor network in Saudi Arabia and is committed to broadening its geographical reach to meet rising demands for drug testing solutions that support workplace safety.

The preliminary unaudited revenue results for the fiscal first quarter and the three months ended September 30, 2024, are based on information available to management as of the date of this press release and are, therefore, subject to adjustments based on the Company’s completion of its quarter-end financial close process. The Company expects to disclose financial results for the fiscal first quarter ended September 30, 2024, in its upcoming Quarterly Report on Form 10-Q, expected to be filed with the Securities and Exchange Commission during the week commencing November 4, 2024.

About Intelligent Bio Solutions

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com